UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2015

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On January 27, 2015, Cliffs Natural Resources Inc. (“Cliffs”) announced that Bloom Lake General Partner Limited and certain of its affiliates, including Cliffs Québec Iron Mining ULC (collectively, "Bloom Lake Group"), commenced restructuring proceedings (the "Filing") under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) with the Québec Superior Court (Commercial Division) in Montreal (the “Court”). The Bloom Lake Group had recently suspended operations and for several months has been exploring options to sell certain of its Canadian assets, among other initiatives.
The Bloom Lake Group is no longer generating any revenues and is not able to meet its obligations as they come due. The Filing will address the Bloom Lake Group's immediate liquidity issues and permit the Bloom Lake Group to preserve and protect its assets for the benefit of all stakeholders while restructuring and sale options are explored.
A copy of the press release relating to the Filing under CCAA is attached hereto as Exhibit 99.1.
As a result of the Filing, the Bloom Lake Group and certain other wholly-owned subsidiaries of Cliffs (collectively, the "Canadian Entities") will be deconsolidated from Cliffs' financial statements as of January 27, 2015 (the "Filing Date"). To effect the deconsolidation, Cliffs' will account for its investment in the Canadian Entities using the cost method of accounting. Cliffs' historical Eastern Canadian Iron Ore and Ferroalloys operating segments will be treated as discontinued operations in the first quarter ending March 31, 2015. As a result, Cliffs will now report its results in three reportable segments: U.S. Iron Ore, Asia Pacific Iron Ore and North American Coal.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
As a result of the Filing under the CCAA described in the Introductory Note above, Cliffs has determined that the Canadian Entities will be deconsolidated from Cliffs' financial statements as of the Filing Date.
In connection with the Filing, the Court has granted the Bloom Lake Group's motion and issued an order (the "CCAA Initial Order") declaring, among other things, the following:

•	a stay of proceedings against the Bloom Lake Group, its property and directors and officers;

•	the ability of the Bloom Lake Group to remain in possession and control of its property;

•	the ability of the Bloom Lake Group to continue to utilize the central cash management system currently in place;

•	the ability to complete outstanding transactions and engage in new intercompany transactions in the ordinary course of business, subject to the oversight of the Monitor appointed in the Filing;

•
the ability to pay expenses relating to outstanding and future wages, salaries, bonuses, employee and current service pension contributions, expenses, benefits, vacation pay, termination and severance obligations; taxes; and fees and disbursements of agents retained by the Bloom Lake Group;

•
the ability to pay all reasonable expenses incurred in conducting business in the ordinary course and in carrying out the provisions of the CCAA Initial Order, including all expenses and capital expenditures reasonably necessary for the preservation of property or the business;

•
the ability to restructure its business and financial affairs and/or sell any or all of its property above the thresholds set out in the CCAA Initial Order, subject to the approval of the Monitor or further order of the Court; and

•	the appointment of FTI Consulting Canada Inc., as the Monitor pursuant to the CCAA.

Item 9.01.	Financial Statements and Exhibits.
(b) Pro forma financial information.
Unaudited Pro Forma Consolidated Financial Information of Cliffs is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
(d) Exhibits.

Exhibit Number	Description

99.1
Cliffs Natural Resources Inc. published a news release on January 27, 2015 captioned "Cliffs Natural Resources Inc. Announces Decision on Bloom Lake Mine; Commences Formal Canadian Restructuring Proceedings"

99.2	Unaudited Pro Forma Consolidated Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

		By:	/s/ Timothy K. Flanagan
			Name:	Timothy K. Flanagan
			Title:	Vice President, Corporate
Controller and Chief Accounting Officer
Date:	February 2, 2015

EXHIBIT INDEX

Exhibit	Description	Method of Filing
99.1
Cliffs Natural Resources Inc. published a news release on January 27, 2015 captioned "Cliffs Natural Resources Inc. Announces Decision on Bloom Lake Mine; Commences Formal Canadian Restructuring Proceedings"
Furnished Electronically
99.2	Unaudited Pro Forma Consolidated Financial Information	Filed Electronically